Exhibit 10.2

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FUSION PROTEIN DISCOVERY AND OPTION AGREEMENT

THIS FUSION PROTEIN DISCOVERY AND OPTION AGREEMENT (“Agreement”) is entered into and effective as of October 13, 2026 (the “Effective Date”), by and between Paragon Laboratories, Inc., a Delaware corporation (“Paragon”) and Velaris Therapeutics, Inc., a Delaware corporation (“Velaris”). Paragon and Velaris are also referred to herein individually as a “Party”, or collectively as the “Parties.”

RECITALS

WHEREAS, Paragon has developed and is continuing to develop a proprietary platform technology for the discovery and development of antibodies and other biologic compounds, including fusion proteins;

WHEREAS, pursuant to that certain Research Letter Agreement, effective as of July 17, 2026, by and between Paragon and Velaris (the “Letter Agreement”), (a) Velaris engaged Paragon to conduct Research Program 1 and Research Program 2 (each as defined below) focusing on identifying, evaluating and developing certain Fc fusion protein candidates, and (b) Paragon granted to Velaris an option to obtain a license to certain intellectual property arising from such Research Programs (as defined below), subject to the terms of the Letter Agreement; and

WHEREAS, Velaris has exercised its option rights under the Letter Agreement with respect to each of Research Program 1 and Research Program 2, and the Parties desire to enter into this Agreement to memorialize the continuation of such Research Programs, to establish a framework for one or more additional Research Programs (including Research Program 3 (as defined below)) that may be agreed by the Parties hereunder and to set forth Velaris’s exclusive option to enter into additional license agreements with Paragon to further develop, manufacture and commercialize the Fc fusion proteins under each such Research Program, all on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINED TERMS

1.1 “Achievement of Development Candidate” shall mean, on a Research Program-by-Research Program basis, the first to occur of: (a) nomination by Velaris’s Board of Directors of a Velaris Product as a “Development Candidate” (“Nomination of a DC”); and (b) the initiation by or on behalf of Velaris or its Affiliate or sublicensee of a toxicology study with respect to a Velaris Product that employs applicable then-current good laboratory practice standards, the results of which are intended to be submitted as part of an IND (“GLP Tox Initiation”).

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1.2 “Acquiring Entity” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than (a) the applicable entity in the definition of Change of Control, and (b) such entity’s Affiliates, determined immediately prior to the closing of such Change of Control.

1.3 “ActRIIA” shall mean activin A receptor type-2A.

1.4 “ActRIIB” shall mean activin A receptor type-2B.

1.5 “Actual Quarterly Costs” shall have the meaning provided in Section 5.2(d).

1.6 “Affiliate” shall mean any entity controlled by, controlling, or under common control with a Party hereto. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control”) means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in, or more than fifty percent (50%) in the equity of, or the right to appoint more than fifty percent (50%) of the directors or management of, such corporation or other business entity. Notwithstanding the foregoing, (a) with respect to either Party, Affiliates of such Party do not include [***] or its Affiliates other than such Party and its subsidiaries, (b) [***] (collectively, the “Velaris Entities”) [***] and (c) [***].

1.7 “Agreement” shall have the meaning provided in the first paragraph of this Agreement.

1.8 “Applicable Law” shall mean any national, supra-national, federal, state or local laws, rules, guidances and regulations, in each case, as applicable to the subject matter and the party at issue.

1.9 “Back-Up Velaris Product” shall have the meaning provided in Section 5.3.

1.10 “Background IP” shall mean all Patents and Know-How Controlled by a Party (a) as of the Effective Date, or (b) that otherwise arise outside of and independently of this Agreement. Paragon’s Background IP includes the Paragon Platform Technology and any Paragon In-Licensed IP.

1.11 “Bankruptcy Code” shall have the meaning provided in Section 9.5.

1.12 “Bankruptcy Event” shall have the meaning provided in Section 9.5.

1.13 “Budget” shall mean the agreed budget for the activities set forth in the Research Plan.

1.14 “Business Day” shall mean any day other than Saturday, Sunday or other national holidays in the United States.

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1.15 “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.16 “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.17 “Change of Control” shall mean, with respect to any entity, any of the following: (a) the sale or disposition of all or substantially all of the assets of such entity or its direct or indirect controlling Affiliate to a Third Party; or (b)(i) the acquisition by a Third Party, alone or together with any of its Affiliates, other than an employee benefit plan (or related trust) sponsored or maintained by such entity or any of its Affiliates, of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity or its direct or indirect parent entity that holds, directly or indirectly, beneficial ownership of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity (a “Parent Entity”), or (ii) the acquisition, merger or consolidation of such entity or its Parent Entity with or into another entity, other than, in the case of clause (i) or (ii), an acquisition or a merger or consolidation of such entity or its Parent Entity in which the holders of shares of voting capital stock of such entity or its Parent Entity, as the case may be, immediately prior to such acquisition, merger, or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving corporation in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger, or consolidation, and in each case of (a) or (b), whether through a single transaction or a series of related transactions, but excluding any and all bona fide financing transactions or internal reorganizations for tax purposes (including the change of place of incorporation or domicile of such entity). Notwithstanding the foregoing, any transaction or series of transactions effected for the primary purpose of financing the operations of the applicable entity or changing the form or jurisdiction of organization of such entity will not be deemed a “Change of Control” for purposes of this Agreement. In addition, neither a Reverse Merger nor any conversion of any convertible preferred stock or other convertible securities issued in or in connection with such Reverse Merger, or any stockholder approval of such conversion (including any approval required under applicable stock exchange rules) will be deemed a “Change of Control” for purposes of this Agreement.

1.18 “CMC Activities” shall mean, with respect to a particular Project Fusion Protein and Research Program, chemistry, manufacturing, and control activities sufficient to produce a full data set from transfection into a stable pool through to quality assurance released clinical grade drug product bright stock, as further described in and subject to the terms set forth on Exhibit C.

1.19 “CMC Activities Package” shall have the meaning provided in Section 2.1(c)(i).

1.20 “CMC Estimated Timeline” shall have the meaning provided in Section 2.1(c)(i).

1.21 “CMC Fee” shall have the meaning provided in Section 2.1(c)(i).

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1.22 “CMC Monthly Fee” shall mean, on a Research Program-by-Research Program basis, if Paragon is performing CMC Activities under this Agreement, the CMC Monthly Fee set forth on Exhibit C applicable to such CMC Activities.

1.23 “CMC Project Fusion Protein” shall have the meaning provided in Section 2.1(c)(i).

1.24 “CMC Substitution Project Fusion Protein” shall have the meaning provided in Section 2.1(c)(ii).

1.25 “Commercialize” or “Commercializing” shall mean to market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize a Fusion Protein or product, including a Project Fusion Protein, Derived Fusion Protein or Product, as applicable. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.26 “Confidential Information” of a Party shall mean any and all non-public scientific, business, regulatory or technical information that is disclosed or made available by or on behalf of one Party (the “Disclosing Party”) to the other Party (a “Receiving Party”) in connection with this Agreement, whether in writing, orally, visually or otherwise. Notwithstanding any provision of this Agreement to the contrary, on a Research Program-by-Research Program basis, (a) all Paragon Platform Technology shall be Confidential Information of Paragon, and (b) all Project Fusion Protein Inventions and Project Fusion Protein Technology shall be the Confidential Information of both Parties, and each Party shall be deemed as both the “Disclosing Party” and the “Receiving Party” with respect thereto; provided, that if, with respect to a particular Research Program, Velaris does not exercise its Option or the Parties do not enter into a License Agreement in accordance with this Agreement, then the Project Fusion Protein Inventions and Project Fusion Protein Technology for such Research Program shall thereafter be the Confidential Information of Paragon.

1.27 “Control” (including any variations such as “Controlled” and “Controlling”) shall mean, with respect to any technology or Intellectual Property Rights, possession by a Party and the ability (whether by ownership, license or otherwise) to grant a license or a sublicense of or under such technology or Intellectual Property Rights without violating the terms of any agreement or other arrangement with any Third Party or requiring a payment. Notwithstanding the foregoing, a Party and its Affiliates shall not be deemed to “Control” any technology or Intellectual Property Rights that (a) prior to the consummation of a Change of Control of such Party, is owned or in-licensed, or (b) after the consummation of a Change of Control of such Party, becomes owned or in-licensed (to the extent such technology or Intellectual Property Rights are developed outside of the scope of the activities conducted hereunder and without use of or reference to any technology or Intellectual Property Rights Controlled by such Party or any Affiliate of such Party immediately before such Change of Control, or any Confidential Information of the other Party), in each case ((a) or (b)), by a Third Party that becomes an Affiliate of such Party after the Effective Date as a result of such Change of Control or an assignee of such Party after the Effective Date as the result of an assignment of this Agreement in connection with a Change of Control unless prior to the consummation of such Change of Control or assignment, such Party or any of its Affiliates also Controlled such technology or Intellectual Property Rights.

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1.28 “Cost Advance” shall have the meaning provided in Section 5.2(c).

1.29 “Cover” or “Covering” shall mean, with respect to a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, importation, or exportation of such product would infringe a valid and unexpired claim of such Patent.

1.30 “Deliverables” shall have the meaning provided in Section 2.1(d)(i).

1.31 “Derived Fc Domain” shall have the meaning provided in Section 1.32.

1.32 “Derived Fusion Protein” shall mean, with respect to a Project Fusion Protein, any Fusion Protein that (a) [***], (b) [***], (c) [***], and (d) [***] (a “Derived Fc Domain”), [***]. For avoidance of doubt, any Fusion Protein that [***].

1.33 “Develop” or “Developing” shall mean to discover, evaluate, test, research or otherwise develop a Fusion Protein or product, including a Project Fusion Protein, Derived Fusion Protein or Product, as applicable. When used as a noun, “Development” means any and all activities involved in Developing.

1.34 “Development Costs” shall mean, on a Research Program-by-Research Program basis, (a) [***] (such amounts, the “Third Party Costs”), and (b) [***] (such development fees, the “Development Fees”, and the development fees to be paid in any given Calendar Year during the Research Program, the “Annual Development Fees”); in each case ((a) and (b)) to the extent consistent with the Research Plan (including [***]). For clarity, Development Costs shall exclude the CMC Fee but shall include any Third Party Costs paid by Paragon with respect to the performance of the CMC Activities.

1.35 “Dispute” shall have the meaning provided in Section 11.7.

1.36 “Effective Date” shall have the meaning provided in the first paragraph of this Agreement.

1.37 “Election Notice” shall have the meaning provided in Section 4.3.

1.38 “Fc Domain” shall have the meaning provided in Section 1.42.

1.39 “FDA” shall mean the United States Food and Drug Administration, or a successor federal agency thereto.

1.40 “Field” shall mean the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas.

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1.41 “Final Deliverable” shall, on a Research Program-by-Research Program basis, have the meaning provided in the Research Plan for such Research Program.

1.42 “Fully-Diluted Basis” shall have the meaning set forth in Section 5.8(a).

1.43 “Fusion Protein” shall mean any polypeptide that comprises or contains (a) [***] (the “Receptor Domain”), and (b) [***] (such Fc region, the “Fc Domain”), [***]. For clarity, references to a Fusion Protein [***].

1.44 “Fusion Protein Production Activities” shall have the meaning provided in Section 2.1(b).

1.45 “Indemnified Party” shall have the meaning provided in Section 10.3.

1.46 “Indemnifying Party” shall have the meaning provided in Section 10.3.

1.47 “Initial Warrant” shall have the meaning provided in Section 5.8(a).

1.48 “Initial Warrant Date” shall have the meaning provided in Section 5.8(a).

1.49 “Intellectual Property Rights” shall mean any and all proprietary rights provided under (a) patent law, including any Patents; (b) copyright law; or (c) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in Know-How, or the expression or use thereof.

1.50 “JDC” shall have the meaning provided in Section 3.1.

1.51 “Know-How” shall mean all technical information and know-how in any tangible or intangible form, including (a) inventions, discoveries, trade secrets, data, specifications, instructions, processes, formulae, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and any other technology, including the applicability of any of the foregoing to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (b) all data, instructions, processes, formulae, strategies, and expertise, whether biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, analytical, or otherwise and whether related to safety, quality control, manufacturing or other disciplines. Notwithstanding the foregoing, Know-How excludes Patent claims.

1.52 “Letter Agreement” shall have the meaning provided in the recitals of this Agreement.

1.53 “License Agreement” shall have the meaning provided in Section 4.4.

1.54 “License Agreement Dispute” shall have the meaning provided in Section 4.4.

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1.55 “Losses” shall have the meaning provided in Section 10.1.

1.56 “Manufacture” or “Manufacturing” shall mean to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store a Fusion Protein or product, including a Project Fusion Protein, Derived Fusion Protein or Product or any component thereof, as applicable. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing a Fusion Protein or product, including a Project Fusion Protein, Derived Fusion Protein or Product or any component thereof, as applicable.

1.57 “Milestone” shall have the meaning provided in Section 5.3.

1.58 “Milestone Payment” shall have the meaning provided in Section 5.3.

1.59 “Multispecific Fusion Protein” shall mean, on a Research Program-by-Research Program basis, any compound that is a single molecular entity and that comprises (a) [***], and (b) [***].

1.60 “Multispecific Product” shall mean any product that comprises or contains any Multispecific Fusion Protein.

1.61 “Nomination of a DC” shall have the meaning provided in Section 1.1.

1.62 “Notice of Dispute” shall have the meaning provided in Section 11.7(a).

1.63 “Option” shall have the meaning provided in Section 4.1.

1.64 “Option Period” shall have the meaning provided in Section 4.3.

1.65 “Other Licensed Patents” means, on a Research Program-by-Research Program basis, any Patents Controlled by Paragon or its Affiliates as of the effective date of a License Agreement or during the term of such License Agreement that (a) include a claim that expressly recites the sequence of a Project Fusion Protein, and (b) are necessary to Develop, Manufacture or Commercialize Project Fusion Proteins in the Field in the Territory. Notwithstanding the foregoing, the Other Licensed Patents shall not include (i) the Project Fusion Protein Patents, (ii) the Paragon Platform Patents, or (iii) any Patents that Cover (x) a Receptor Domain of any Receptor other than the applicable Selected Receptor, (y) any portion of any Multispecific Fusion Protein other than a Project Fusion Protein or Derived Fusion Protein, or (z) any Fc Domain (other than as a constituent of a Project Fusion Protein or a Derived Fusion Protein).

1.66 “Paragon” shall have the meaning provided in the first paragraph of this Agreement.

1.67 “Paragon In-Licensed IP” shall have the meaning provided in Section 2.1(f).

1.68 “Paragon Indemnitee” shall have the meaning provided in Section 10.1.

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1.69 “Paragon Owned Technology” shall have the meaning provided in Section 6.1(b).

1.70 “Paragon Platform Know-How” shall mean (a) Know-How relating to fusion protein and other antibody-based compound discovery and development (including antibodies, antibody-drug conjugates, antibody oligo conjugates, nucleic acids and Fusion Proteins), (b) all methods, materials and other Know-How used in the foregoing, and (c) platforms embodying, components, component steps and other portions of any of the foregoing in (a) or (b), in each case of (a) through (c) that are Controlled by Paragon or its Affiliates prior to or during the Term.

1.71 “Paragon Platform Know-How Improvement” shall mean all Know-How developed or discovered through or as a result of the activities performed by or on behalf of Paragon under a Research Program that constitutes an improvement, enhancement, modification, substitution, or alteration to the Paragon Platform Technology; provided, however, to the extent any of the Know-How developed or discovered under a Research Program specifically and solely relates to a Project Fusion Protein (as a whole, and not on a component-by-component basis), such Know-How will be considered Project Fusion Protein Technology and not Paragon Platform Know-How Improvements.

1.72 “Paragon Platform Patents” shall mean all Patents that Paragon or its Affiliates Control prior to or during the Term that Cover Paragon Platform Know-How or Paragon Platform Know-How Improvements.

1.73 “Paragon Platform Technology” shall mean Paragon Platform Know-How, Paragon Platform Know-How Improvements and Paragon Platform Patents.

1.74 “Party” or “Parties” shall have the meaning provided in the first paragraph of this Agreement.

1.75 “Patents” shall mean (a) unexpired patents and patent applications, (b) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and (c) any and all foreign equivalents of the foregoing.

1.76 “Phase I Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(a), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.77 “Phase II Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(b), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.78 “Phase III Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(c), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

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1.79 “Pre-Effective Date Development Costs” shall have the meaning provided in Section 5.2(e).

1.80 “Product” shall mean, on a Research Program-by-Research Program basis, any product that comprises or contains any Project Fusion Protein or any Derived Fusion Protein thereof, other than as part of (a) a Multispecific Fusion Protein or a Multispecific Product, or (b) any product that presents such Project Fusion Protein or Derived Fusion Protein in any modality other than as a monospecific Fusion Protein (including, for the avoidance of doubt, any antibody-drug conjugate, bispecific or multispecific molecule, CAR-T or cell therapy construct, or fusion to any domain other than an Fc Domain).

1.81 “Project Fusion Protein” shall mean, on a Research Program-by-Research Program basis, any and all Fusion Proteins that comprise or contain (a) a Receptor Domain of the applicable Selected Receptor (and of no other Receptor), and (b) an Fc Domain, and that in each case are discovered, generated, identified or first characterized by or on behalf of Paragon in the course of performing the applicable Research Program under this Agreement or, with respect to Research Program 1 and Research Program 2, prior to the Effective Date under the Letter Agreement.

1.82 “Project Fusion Protein Invention” shall mean, on a Research Program-by-Research Program basis, any invention or discovery, whether or not patentable, that was first discovered and reduced to practice by or on behalf of either Party or jointly by the Parties in the course of performing the activities (a) set forth in the Research Plan for such Research Program under this Agreement, or (b) with respect to Research Program 1 and Research Program 2, conducted under the Letter Agreement prior to the Effective Date, and that in either case ((a) or (b)) constitutes the composition of matter of, or any method of specifically making or using, any Project Fusion Protein.

1.83 “Project Fusion Protein Patents” shall mean, on a Research Program-by-Research Program basis, all Patents that are Controlled by Paragon or its Affiliate that Cover or claim a Project Fusion Protein Invention. For clarity, the Project Fusion Protein Patents include Patents that Cover the Receptor Domain of a Project Fusion Protein, whether or not the applicable claims recite an Fc Domain limitation.

1.84 “Project Fusion Protein Samples” shall, on a Research Program-by-Research Program basis, have the meaning provided in Section 2.1(d)(i).

1.85 “Project Fusion Protein Selection Criteria” shall mean, on a Research Program-by-Research Program basis, those criteria agreed to by the Parties in the applicable Research Plan that establish that a Project Fusion Protein is suitable for clinical testing.

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1.86 “Project Fusion Protein Technology” shall mean, on a Research Program-by-Research Program basis, (a) the Project Fusion Protein Inventions, (b) the Project Fusion Protein Patents, (c) the Sequence Information and Results, and (d) all Intellectual Property Rights therein that are Controlled by Paragon and its Affiliates, but excluding in each case the Paragon Platform Technology and the Paragon In-Licensed IP. For clarity, if the Parties execute a License Agreement with respect to a particular Research Program and the Research Term for such Research Program continues following execution of such License Agreement, any Project Fusion Protein Technology first conceived and reduced to practice or otherwise generated following the execution of the License Agreement shall be licensed to Velaris under such License Agreement.

1.87 “Qualified Financing” shall mean the closing of a transaction or a series of related transactions in which Velaris issues and sells equity securities, or securities convertible into or exercisable for equity securities, to one or more Third Parties for aggregate gross cash proceeds greater than Fifty Million Dollars ($50,000,000). Solely for purposes of this definition, Third Parties shall not include Paragon or Fairmount Funds Management LLC or their respective Affiliates.

1.88 “Receptor” shall mean [***].

1.89 “Receptor Domain” shall have the meaning provided in Section 1.42.

1.90 “Regulatory Approval” shall mean all approvals (excluding any applicable pricing and/or reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell and market a pharmaceutical or biologic product in a country or territory.

1.91 “Regulatory Authority” shall mean any supranational, multinational, federal, national, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the clinical development, manufacture, marketing or sale of a pharmaceutical or biologic product in a country or region, including the FDA in the United States.

1.92 “Reporting Company” shall mean a company or other entity that is subject to the periodic reporting requirements of Section 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended.

1.93 “Representatives” of a Party shall mean such Party’s and its Affiliates’ officers, directors, employees, contractors, subcontractors, agents and consultants.

1.94 “Research Plan” shall, on a Research Program-by-Research Program basis, have the meaning provided in Section 2.1(b).

1.95 “Research Program” shall mean a research program agreed to by the Parties to identify Fusion Proteins that comprise or contain Receptor Domains of a single, mutually agreed Selected Receptor (and of no other Receptor), and to perform such additional activities with respect to such Fusion Proteins as set forth in the applicable Research Plan. For clarity, each of Research Program 1 and Research Program 2 includes the activities with respect to such Research Program conducted under the Letter Agreement prior to the Effective Date.

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1.96 “Research Program 1” shall mean the Research Program for Fusion Proteins wherein the Selected Receptor is ActRIIA, as further defined in Exhibit A, which Research Program was conducted under the Letter Agreement prior to the Effective Date and will be conducted under this Agreement from and after the Effective Date.

1.97 “Research Program 2” shall mean the Research Program for Fusion Proteins wherein the Selected Receptor is ActRIIB, as further defined in Exhibit A, which Research Program was conducted under the Letter Agreement prior to the Effective Date and will be conducted under this Agreement from and after the Effective Date.

1.98 “Research Program 3” shall mean the Research Program for Fusion Proteins wherein the Selected Receptor is ActRIIA (BMP9/10 sparing), as further defined in Exhibit A.

1.99 “Research Term” shall mean, on a Research Program-by-Research Program basis, the period of time beginning on the agreement by the Parties on the Research Plan and continuing until completion of the activities under the Research Plan for such Research Program or such other date mutually agreed upon by the Parties; provided, that (a) if Velaris does not exercise its Option in accordance with Section 4.3 prior to expiration of the applicable Option Period, then upon such expiration the Research Term shall automatically terminate and Paragon shall have no obligation to perform any activities under the applicable Research Plan thereafter, or (b) if Velaris exercises its Option during the Option Period in accordance with Section 4.3 but (i) the Parties are unable to finalize and execute a License Agreement and (ii) neither Party has delivered notice of a License Agreement Dispute during the applicable [***] period in accordance with Section 4.4, then, upon the expiration of such period the Research Term shall automatically terminate and Paragon shall have no obligation to perform any activities under the applicable Research Plan thereafter. For clarity, the Research Term for each of Research Program 1 and Research Program 2 commenced prior to the Effective Date in accordance with the terms of the Letter Agreement.

1.100 “Results” shall mean, on a Research Program-by-Research Program basis, the data, results, analysis, conclusions, outcomes, information, documentation and reports that are generated by or on behalf of Paragon in performance of a Research Program, excluding Project Fusion Proteins, Project Fusion Protein Inventions, Project Fusion Protein Patents and the Sequence Information.

1.101 “Reverse Merger” shall have the meaning provided in Section 5.8(a)(i).

1.102 “Second Warrant” shall have the meaning provided in Section 5.8(b).

1.103 “Selected Receptor” shall have the meaning provided in Section 2.1(a).

1.104 “Sequence Information” shall mean electronic files containing all Project Fusion Protein sequences generated under a given Research Program.

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1.105 “Shares” shall mean, as applicable, (a) shares of common stock, par value $0.0001, of Velaris, if Velaris is or will be the Reporting Company, and (b) shares of common stock of Velaris Parent, if Velaris Parent is or will be the Reporting Company.

1.106 “Term” shall have the meaning provided in Section 9.1.

1.107 “Territory” shall mean worldwide.

1.108 “Third Party” shall mean any person or entity other than Paragon or Velaris or an Affiliate of either Paragon or Velaris.

1.109 “Third Party Claim” shall have the meaning provided in Section 10.1.

1.110 “Valid Claim” shall mean, with respect to a particular Patent in a particular country, (a) a claim of an issued and unexpired patent (including the term of any patent term extension, supplemental protection certificate, renewal or other similar extension) in such country within such Patent that has not been abandoned or revoked, or held unpatentable, invalid or unenforceable in a final decision of a court or other governmental authority of competent jurisdiction from which no appeal may be taken, or has been taken before the expiry of the permitted time period, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, or (b) a claim within a patent application in such country within such Patent that has not been pending more than [***] years from the earliest priority date of such claim and which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

1.111 “Velaris” shall have the meaning provided in the first paragraph of this Agreement.

1.112 “Velaris Entities” shall have the meaning provided in Section 1.6.

1.113 “Velaris Indemnitee” shall have the meaning provided in Section 10.2.

1.114 “Velaris Parent” shall have the meaning provided in Section 5.8(a)(i).

1.115 “Velaris Product” means, on a Research Program-by-Research Program basis, individually or collectively, as applicable, Project Fusion Proteins, Derived Fusion Proteins and Products.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

ARTICLE 2

CONDUCT OF RESEARCH PROGRAM

2.1 Research Program.

(a) Receptor Selection. The Parties intend to initiate one or more Research Programs, each focused on discovering, generating, identifying and first characterizing one or more Fusion Protein candidates that comprise or contain a Receptor Domain of a single mutually agreed Receptor (the “Selected Receptor”), as further set forth in the Research Plan for such Research Program. As of the Effective Date, the Parties have agreed to the Research Programs and corresponding Selected Receptors listed on Exhibit A but not the Research Plans for each such Research Program. Additional Research Programs and corresponding Selected Receptors may be added to this Agreement by mutual written agreement of the Parties, it being understood that each Party may accept or reject a new Research Program and corresponding Selected Receptor in its sole discretion and neither Party shall be obligated under this Agreement to agree to any further Research Programs and/or Selected Receptors.

(b) Research Plan. No later than [***] after the Effective Date (or in the case of any Research Program and corresponding Selected Receptor added after the Effective Date, no later than [***] after the Parties’ written agreement on such additional Research Program and corresponding Selected Receptor), the Parties will agree on a research plan, to the extent a research plan has not been previously agreed upon, for each Research Program added under this Agreement as of or following the Effective Date, which research plan will include design, modeling, synthesis, evaluation, and other mutually agreed activities (“Research Plan”). The Research Plan shall also provide for the use of any Paragon In-Licensed IP and the performance of any CMC Activities that have been agreed by the Parties for a Research Program. For clarity, if at the end of such [***] period (or any extension thereof mutually agreed in writing) the Parties have not agreed on a Research Plan, the applicable Receptor shall cease to be a Selected Receptor and Paragon shall have no obligations with respect thereto. Once the Parties agree on a Research Plan for a Research Program, Paragon shall conduct research under such Research Program during the applicable Research Term in an effort to (1) produce Project Fusion Proteins for the applicable Selected Receptor for further Development, Manufacture and Commercialization (“Fusion Protein Production Activities”), and (2) perform such other Development and Manufacturing activities with respect to the Project Fusion Proteins as set forth in the Research Plan (which other activities, for clarity, may be performed following Velaris’s exercise of the Option or execution of a License Agreement). The Parties may amend the Research Plan upon mutual written agreement. Paragon will use [***] to conduct and complete the activities set forth in such Research Plan on the timelines set forth in such Research Plan and in compliance with the Budget.

(c) CMC Activities.

(i) Velaris may request that Paragon perform CMC Activities for a particular Project Fusion Protein in furtherance of a Research Program by selecting one (1) Project Fusion Protein from such Research Program (the “CMC Project Fusion Protein”) and a CMC Activities package from the options set forth on Exhibit C (the “CMC Activities Package”) and delivering written notice thereof to Paragon during the applicable Research Term. Paragon may update Exhibit C on a bi-annual basis by providing written notice thereof to Velaris at least thirty (30) days prior to the end of the first (1st) or third (3rd) Calendar Quarter (as applicable) of each Calendar Year, and such updated Exhibit C shall only apply to new CMC Activities (i.e., CMC Activities for a Research Program that has not previously been the subject of CMC Activities, or CMC Activities for a CMC Substitution Project Fusion Protein). Following receipt of such notice,

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

if Paragon, in its sole discretion, agrees in writing to perform such CMC Activities for the CMC Project Fusion Protein, then the Parties shall, through the JDC, mutually agree on an amendment to the Research Plan for such Research Program that shall include (1) the CMC Activities to be performed by Paragon for such CMC Project Fusion Protein, (2) an updated Budget that includes the total fee corresponding to the mutually agreed CMC Activities Package set forth on Exhibit C (the “CMC Fee”) and any estimated Third Party Costs to be incurred by Paragon in the performance of the CMC Activities as part of the Development Fees, and (3) the estimated number of months until the completion of the CMC Activities corresponding to the mutually agreed CMC Activities Package as set forth on Exhibit C and subject to the qualifications described therein (the “CMC Estimated Timeline”). If CMC Activities are completed prior to the end of the CMC Estimated Timeline, the total CMC Fee related to the CMC Activities will still be payable to Paragon. Any portion of the CMC Fee that was not billed prior to completion of the CMC Activities shall be invoiced to Velaris upon completion of the CMC Activities. If Velaris requests any material changes to the scope of the CMC Activities, and Paragon, in its sole discretion, agrees to such changes, or if the Parties otherwise agree to changes to the scope of any CMC Activities, then the Parties shall, through the JDC, mutually agree on any amendment to the applicable Research Plan, which shall include such changes, and any adjustments to the CMC Fee (and corresponding CMC Monthly Fee) to account for the impact of such changes on Paragon’s costs.

(ii) The JDC shall oversee the performance of the CMC Activities and shall have the authority to determine whether, based on the progress of such CMC Activities, the CMC Activities should be performed with respect to a different Project Fusion Protein. If the JDC makes such determination, Velaris shall have the one-time right, exercisable upon written notice within [***] of the JDC’s determination, to substitute the CMC Project Fusion Protein with a different Project Fusion Protein (such Project Fusion Protein, the “CMC Substitution Project Fusion Protein”). If Paragon agrees, in its sole discretion, to perform the CMC Activities for the CMC Substitution Project Fusion Protein, the Parties shall update the applicable Research Plan, a new CMC Fee and CMC Estimated Timeline shall apply to such CMC Activities, and any unpaid portion of the CMC Fee for the CMC Activities for the original CMC Project Fusion Protein shall be waived. If Paragon does not agree to proceed with CMC Activities for the CMC Substitution Project Fusion Protein, the Parties shall amend the applicable Research Plan so that it does not require the performance of any CMC Activities or further payment of the CMC Fee.

(d) Deliverables; Project Fusion Protein Samples.

(i) On a Research Program-by-Research Program basis, following completion of the Fusion Protein Production Activities set forth in the Research Plan for a Research Program, Paragon will deliver to Velaris a data package that includes Sequence Information for all then-existing Project Fusion Proteins for such Research Program (the “Deliverables”). Additionally, upon request by Velaris, and at [***] cost and expense, Paragon shall provide to Velaris samples of the Project Fusion Proteins for such Research Program that have been expressed in accordance with the Research Plan (“Project Fusion Protein Samples”) to enable Velaris to evaluate the Option. Following completion of a Research Program, Paragon shall deliver to Velaris the Final Deliverable for such Research Program, if any.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

(ii) During the Option Period with respect to each Research Program, Velaris will review the Deliverables and Project Fusion Protein Samples for such Research Program to determine whether [***] Project Fusion Protein meets the applicable Project Fusion Protein Selection Criteria. If Velaris determines that [***] Project Fusion Protein for such Research Program meets the applicable Project Fusion Protein Selection Criteria, then Velaris shall so notify Paragon in writing prior to the end of the Option Period.

(e) Conduct of Research Program. During the Research Term, Paragon shall (i) perform the activities assigned to it under the applicable Research Plan in a professional, diligent and good scientific manner, in compliance with all Applicable Law, and in compliance with the applicable Research Plans; (ii) ensure that its Representatives and subcontractors diligently perform the applicable Research Program in a manner in accordance with generally accepted industry practices by appropriately trained personnel who are experienced in the relevant fields and in compliance with Applicable Law; (iii) keep Velaris fully informed regarding the progress and results of the Research Program; (iv) [***] provide Velaris with any additional information regarding the Research Program that Velaris reasonably requests; (v) participate in teleconference(s) at a time(s) agreed upon by the Parties to provide an update to Velaris on the performance of the Research Program; and (vi) give Velaris [***] notice with respect to information known or believed by Paragon to be likely to materially impede or otherwise adversely affect the performance of the Research Program.

(f) Use of Other Technology. If the Parties desire for Paragon to use Third Party Intellectual Property Rights Controlled by Paragon (e.g., huMab murine models) (“Paragon In-Licensed IP”) in the conduct of a Research Program, then (i) such use shall be set forth in the Research Plan for such Research Program, and (ii) Velaris shall be responsible for paying to Paragon as part of the Development Fees the [***].

2.2 Subcontractors. Paragon may perform the activities under a Research Program through one or more subcontractors; provided, that Paragon shall at all times be fully responsible for the compliance of such subcontractors with this Agreement and for the performance of its obligations under this Agreement.

2.3 Research Books and Records; Audit. Paragon shall maintain complete and accurate records related to the activities performed by Paragon under a Research Program. All such books and records shall be retained by Paragon until the later of: (a) [***] after the end of the applicable stage of research; and (b) such longer period as may be required by Applicable Law. Upon Velaris’s request and at [***] expense, Paragon shall provide copies of such records or such records shall be made available for Velaris’s reasonable review, audit and inspection upon reasonable notice and with reasonable frequency.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

ARTICLE 3

GOVERNANCE

3.1 Joint Development Committee. The Parties will establish a single Joint Development Committee (the “JDC”) to oversee and coordinate the activities under all Research Programs in accordance with the remainder of this Article 3. The JDC shall be comprised of two (2) employees or such other representative persons as Velaris may designate and two (2) employees or such other representative persons as Paragon may designate, with each Party designating one (1) such employee or other representative as its JDC co-chairperson. Subject to the foregoing, each Party shall appoint its respective Representatives to the JDC from time to time, and may change its Representatives, in its sole discretion, effective upon notice to the other Party designating such change. Representatives from each Party shall have appropriate technical credentials, experience and knowledge pertaining to and ongoing familiarity with the activities to be performed under the Research Programs.

3.2 JDC Meetings. The JDC shall meet in accordance with a schedule established by mutual written agreement of the Parties no less frequently than once every three (3) months, on a Research Program-by-Research Program basis, until the end of the period specified in Section 3.5. The JDC may meet by means of teleconference, videoconference or other similar means, as jointly determined by the Parties. As appropriate, additional employees or consultants may from time to time attend the JDC meetings as nonvoting observers; provided, that any such consultant shall agree in writing to comply with the confidentiality obligations under this Agreement; and provided, further that no Third Party personnel may attend unless otherwise agreed by both Parties. Each Party shall bear its own expenses related to the attendance of the JDC meetings by its representatives. Each Party may also call for special meetings to resolve particular matters requested by such Party. Paragon shall be responsible for keeping minutes of each JDC meeting that record in writing all decisions made, action items assigned or completed and other appropriate matters. Paragon shall send meeting minutes to all members of the JDC within [***] after a meeting for review. Each member shall have [***] from receipt in which to comment on and to approve/provide comments to the minutes (such approval not to be unreasonably withheld, conditioned or delayed). If a member, within such time period, does not notify the drafting Party that s/he does not approve of the minutes, the minutes shall be deemed to have been approved by such member.

3.3 JDC Functions. The JDC’s responsibilities are as follows:

(a) Developing, reviewing, overseeing and coordinating the activities under each Research Plan;

(b) Periodically reviewing the progress of activities under each Research Plan;

(c) Updating or modifying each Research Plan; provided, that such update or modification does not obligate either Party to perform any task or expend any resources outside of or beyond its obligations under the applicable Budget;

(d) Reviewing performance against the Budget and timeline for each Research Program periodically (at least [***]), and periodically meeting to review and (subject to mutual approval of the Parties), approving any discovery project Budget deviation where such deviation is greater than [***] percent ([***]%);

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

(e) Reviewing the reconciliation of Actual Quarterly Costs at the end of each Calendar Quarter for each Research Program, to the extent applicable; and

(f) Determining whether the Project Fusion Protein Selection Criteria for a Research Program are not achievable for any reason and therefore such Research Program no longer warrants further research.

3.4 JDC Decision Making and Disputes. The JDC will endeavor to make decisions by consensus, with each of Velaris and Paragon having one vote. If consensus is not reached by the Parties’ Representatives pursuant to such vote, then disputes relating to: (a) the reconciliation of Actual Quarterly Costs, as set forth in Section 5.2(d), will be resolved in accordance with Section 11.7; (b) technical or scientific decisions in the course of operationalizing each Research Program, including the nature of activities to be performed by Paragon thereunder, and the determination as to whether CMC Activities should be performed with respect to a different Project Fusion Protein, shall be finally decided by [***]; and (c) the Budget for each Research Program (except with respect to the CMC Fee, which is determined in accordance with Section 2.1(c)(ii)), and all other matters not covered by clauses (a) or (b), shall be finally decided by [***]. For clarity, and notwithstanding the creation of the JDC, each Party shall retain the rights, powers and discretion granted to it hereunder, and the JDC shall not be delegated or vested with such rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. The JDC shall not have the power to amend, waive or modify any term of this Agreement, and no decision of the JDC shall be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by the JDC are limited to those specific issues that are expressly provided in this Agreement to be decided by the JDC.

3.5 Disbandment. The JDC shall remain in effect from the date on which it is established in accordance with Section 3.1 until, on a Research Program-by-Research Program basis, the expiration of the applicable Research Term.

ARTICLE 4

OPTION; LICENSE

4.1 Grant of Option. Subject to the terms and conditions of this Agreement, on a Research Program-by-Research Program basis, Paragon hereby grants to Velaris, during the Term and subject to delivery of the Election Notice in accordance with Section 4.3, an exclusive option (“Option”) to be granted an exclusive license under the Project Fusion Protein Technology for the applicable Research Program to Develop, Manufacture and Commercialize Project Fusion Proteins, Derived Fusion Proteins and Products in the Field in the Territory.

4.2 Limited License Grant During Option Period. Subject to the terms and conditions of this Agreement, on a Research Program-by-Research Program basis, and effective only during the Term, Paragon hereby grants to Velaris (a) a limited, exclusive, royalty-free license, without the right to sublicense, under the Project Fusion Protein Technology arising from such Research Program and, (b) to the extent Controlled by Paragon for this purpose and applicable, a limited, non-exclusive, royalty-free license, without the right to sublicense, under the Paragon In-Licensed IP for such Research Program, in each case solely to evaluate the Option and for the purpose of allowing Velaris to determine whether to exercise the Option with respect to such Research Program.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

4.3 Option Exercise. On a Research Program-by-Research Program basis, Velaris may, in its sole discretion, exercise the Option for a Research Program by delivering written notice of such exercise to Paragon (“Election Notice”) at any time during the period beginning on the initiation of activities under such Research Program and ending [***] following Velaris’s receipt of the Deliverables for such Research Program, or such longer period as agreed upon by the Parties (“Option Period”).

4.4 License Agreement Execution After Option Exercise. Within [***] of Velaris’s exercise of its Option with respect to a Research Program as set forth in Section 4.3, subject to any extension as mutually agreed by the Parties, the Parties shall use [***] to finalize and execute a definitive written agreement consistent with the economic and other terms set forth on Exhibit B (each, a “License Agreement”). If the Parties, despite using reasonable efforts to reach definitive agreement on the terms of a License Agreement, are unable to finalize and execute a License Agreement within such [***] period (as may be extended), then either Party may elect to resolve such dispute (a “License Agreement Dispute”) in accordance with Exhibit D by providing [***] notice thereof to the other Party within [***] following the end of such [***] period.

4.5 Effect of Non-Exercise of Option. On a Research Program-by-Research Program basis, if (a) Velaris fails to exercise the Option for a Research Program in accordance with Section 4.3 prior to expiration of the applicable Option Period, or (b) Velaris exercises the Option for a Research Program in accordance with Section 4.3 but (i) the Parties are unable to finalize and execute a License Agreement within the period set forth in Section 4.4 (as may be extended) and (ii) neither Party has delivered notice of a License Agreement Dispute within the applicable [***] period in accordance with Section 4.4, then, automatically and immediately upon such expiration or the end of such [***] period, as applicable, and without any further action by either Party: (1) the Option and all rights and licenses granted to Velaris under this Agreement with respect to such Research Program (including the licenses granted under Section 4.2) shall terminate and be of no further force or effect; (2) the Research Term for such Research Program shall terminate and Paragon shall have no further obligation to perform any activities under the applicable Research Plan or otherwise with respect to such Research Program; (3) Velaris shall have no right, title or interest in or to, and shall cease all use of, the Project Fusion Proteins, Project Fusion Protein Technology, Deliverables and Paragon’s Confidential Information; (4) to the extent not previously assigned, Velaris hereby assigns to Paragon all of Velaris’s right, title and interest in and to any Paragon Owned Technology relating to such Research Program in accordance with Section 6.1(b); and (5) Paragon shall be free to develop, manufacture, commercialize or otherwise exploit the Project Fusion Proteins and Project Fusion Protein Technology for such Research Program, either on its own or with, for the benefit of, or sponsored by, any Third Party, including granting any license to any Third Party, in each case without any obligation or liability to Velaris. The foregoing shall not release Velaris from any payment obligation that accrued prior to such expiration or termination, including any Development Costs, CMC Fees and non-cancellable obligations payable in accordance with Article 5 or Section 9.3, as applicable.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

ARTICLE 5

PAYMENTS

5.1 Research Initiation Fee. Velaris shall pay to Paragon, on a Research Program-by-Research Program basis, a one-time nonrefundable, non-creditable fee of Three Million Dollars ($3,000,000) (each such fee, the “Research Initiation Fee”); provided, that the aggregate Research Initiation Fees payable for all Research Programs for which the Research Term commenced prior to the first occurrence of a Qualified Financing shall not exceed Twelve Million Dollars ($12,000,000). Notwithstanding the foregoing, no Research Initiation Fee shall be payable with respect to Research Program 3. The Research Initiation Fee for each Research Program (other than Research Program 3) shall be payable no later than thirty (30) days following the later of (a) finalization of the Research Plan for such Research Program and (b) the first occurrence of a Qualified Financing. For clarity, the Research Initiation Fee is nonrefundable, non-creditable, and separate from any Development Costs (including the Pre-Effective Date Development Costs) or Cost Advance paid or owing with respect to a particular Research Program.

5.2 Development Costs.

(a) The monthly rate for the Development Fees (the “Monthly Rate”) shall be determined and charged on a Research Program-by-Research Program and calendar month-by-calendar month basis. For the period beginning on the Effective Date and continuing through December 31, 2026, the Monthly Rate for each Research Program in a particular calendar month shall be [***]; provided, however, that Paragon shall have the right to adjust the Monthly Rate on an [***] basis to account for inflation and other increases in costs, effective as of January 1 of the applicable Calendar Year, by providing written notice thereof to Velaris at least [***] prior to the end of the [***].

(b) On a quarterly and Research Program-by-Research Program basis, unless Velaris has already paid a Cost Advance for the prior Calendar Quarter in accordance with Section 5.2(c), Paragon will deliver an invoice to Velaris for the Development Costs incurred by Paragon in the performance of each Research Program during such Calendar Quarter, including [***] and any [***] incurred during such Calendar Quarter in a manner consistent with the applicable Budget and Velaris will pay such amount within [***] after receipt of Paragon’s invoice.

(c) At Paragon’s request, on a quarterly and Research Program-by-Research Program basis, Velaris will advance to Paragon any Development Costs contemplated in the applicable Budget, including [***], and any [***] reasonably expected to be incurred by Paragon in the performance of such Research Program during the upcoming [***] in accordance with the applicable Research Plan and Budget (less any pre-payments for Third Party Costs from earlier [***] that Paragon reasonably anticipates will be carried over to such upcoming [***]) (the “Cost Advance”). Paragon’s request for the Cost Advance for an upcoming Calendar Quarter will be made by delivering an invoice to Velaris prior to the start of such Calendar Quarter, and Velaris will pay the Cost Advance within [***] after receipt of Paragon’s invoice.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

(d) Within [***] after the end of each Calendar Quarter in which any Third Party Costs have been paid, Paragon will calculate and provide to Velaris a written reconciliation on a Research Program-by-Research Program basis, of its actually-incurred Third Party Costs (incurred in a manner consistent with the Budget) for the prior Calendar Quarter for which any Third Party Costs have been paid (“Actual Quarterly Costs”) against the Third Party Costs paid for that Calendar Quarter, including reasonable documentation of such Actual Quarterly Costs. The form of such reconciliation shall be subject to JDC review and approval. If the amounts paid for Third Party Costs for a Research Program exceed the Actual Quarterly Costs for such Research Program, then Paragon will credit such excess payment against Development Costs contemplated in the applicable Budget for such Research Program and reasonably expected to be incurred by Paragon in the performance of such Research Program during any upcoming Calendar Quarter and Velaris will deduct such amount from its next quarterly invoice. If the amounts paid for Third Party Costs for a Research Program are less than the Actual Quarterly Costs for such Research Program, then Paragon will invoice Velaris for the difference and Velaris will pay such amount together with its next quarterly invoice for such Research Program. If no further amounts will be owed to Paragon hereunder, Paragon will refund such amount. For clarity, the above reconciliation will not apply to Development Fees for a Research Program.

(e) Notwithstanding Sections 5.2(a), 5.2(b), 5.2(c) and 5.2(d) to the contrary, the Parties acknowledge that Paragon has incurred (i) (x) approximately Seven Million Four Thousand Six Hundred Seven Dollars ($7,004,607) in Development Costs through September 30, 2026, and (y) certain additional Development Costs between October 1, 2026 and the Effective Date, as a result of work performed by Paragon under the Letter Agreement or otherwise at risk on Research Program 1, (ii) (x) approximately Three Million One Hundred Thirteen Thousand Two Hundred Thirty Dollars ($3,113,230) in Development Costs through September 30, 2026, and (y) certain additional Development Costs between October 1, 2026 and the Effective Date, as a result of work performed by Paragon under the Letter Agreement or otherwise at risk on Research Program 2, and (iii) (x) approximately One Million One Hundred Thirty-Two Thousand Ten Dollars ($1,132,010) in Development Costs through September 30, 2026, and (y) certain additional Development Costs between October 1, 2026 and the Effective Date, as a result of work performed by Paragon at risk on Research Program 3 (the costs described in (i)-(iii), the “Pre-Effective Date Development Costs”). Velaris shall reimburse Paragon for the Pre-Effective Date Development Costs within [***] after Velaris’s receipt of a written invoice that details the Pre-Effective Date Development Costs.

(f) If a Research Plan requires Paragon to perform CMC Activities in furtherance of the applicable Research Program, then Velaris shall pay Paragon the CMC Monthly Fee until the full amount of the CMC Fee has been paid. On a quarterly and Research Program-by-Research Program basis, Paragon will deliver an invoice to Velaris for the CMC Monthly Fees accrued for the prior Calendar Quarter and Velaris will pay such amount within [***] after receipt of Paragon’s invoice. For clarity, the CMC Fee is separate from any Development Costs or Cost Advance paid or owing with respect to a Research Program.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

(g) All payments made by Velaris under this Section 5.2 shall be non-refundable and non-creditable except as otherwise provided in Section 5.2(d) with respect to reconciling excess amounts paid for Third Party Costs which cannot otherwise be credited.

5.3 Milestones. On a Research Program-by-Research Program and Velaris Product-by-Velaris Product basis, Velaris shall make the following one-time non-refundable and non-creditable milestone payments to Paragon (or to such other designee(s), as designated by Paragon) as set forth below (each payment, a “Milestone Payment”), based on the achievement of the corresponding milestone set forth below (each, a “Milestone”) by Velaris, its Affiliates, or its sublicensee. Velaris shall notify Paragon [***] within [***] of the first achievement of each Milestone with respect to a Velaris Product by Velaris, its Affiliate or sublicensee. Following receipt of such notice, Paragon shall invoice Velaris for the corresponding Milestone Payment, which invoice shall specify the bank account information into which such Milestone Payment should be paid. Velaris shall make such Milestone Payment to Paragon or Paragon’s designee within [***] after receipt of Paragon’s invoice. Each Milestone Payment shall be paid no more than once per Velaris Product for a given Research Program, and Velaris’s total Milestone Payments hereunder per Velaris Product (together with any such Milestone Payments per each such Velaris Product achieved and payable pursuant to a subsequently executed License Agreement with respect to such Research Program) shall not exceed Sixty-Two Million Five Hundred Thousand Dollars ($62,500,000). For avoidance of doubt, upon achievement of any Milestone for a Velaris Product, all prior unachieved Milestones for such Velaris Product shall be deemed thereby achieved and, if the Milestone Payment for any such prior Milestone has not previously been paid, it shall thereupon also be paid at the same time that the Milestone Payment for such subsequent achieved Milestone is paid. The Parties acknowledge and agree that once the License Agreement for a Research Program has been executed and is effective, any Milestone for a Velaris Product under such Research Program set forth in this Agreement that (a) has not yet been achieved, and (b) is duplicated in the License Agreement, together with the corresponding Milestone Payment, shall no longer be achievable and payable under the terms of this Agreement and shall only be achievable and payable under the terms of the License Agreement. Additionally, for the avoidance of doubt, if a Milestone with respect to a Velaris Product is achieved and paid by Velaris pursuant to this Agreement, then there shall be no Milestone Payment due for the achievement of such Milestone for such Velaris Product under a subsequently executed License Agreement for the applicable Research Program, notwithstanding the inclusion of the same Milestone in Exhibit B hereto or in such License Agreement.

#	Regulatory/Development Milestones per Velaris Product	Amount
1	[***]	$[***]
2	[***]	$[***]
3	[***]	$[***]
4	[***]	$[***]
5	[***]	$[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

Notwithstanding anything to the contrary in this Section 5.3, on a Research Program-by-Research Program and Velaris Product-by-Velaris Product basis, if Velaris ceases all Development of a first Velaris Product of such Research Program after the Achievement of Development Candidate for such first Velaris Product and, thereafter, Velaris’s Board of Directors nominates a second Velaris Product of such Research Program as a development candidate that is (i) a bona fide back-up to such first Velaris Product, and (ii) for the same Selected Receptor and the same indication (a “Back-Up Velaris Product”), then [***].

5.4 Financial Records. Paragon shall keep complete and accurate books of account and records in sufficient detail to enable the Development Costs payable under this Agreement to be determined. Such books and records shall be kept at the principal place of business of Paragon, for at least [***] following the end of the [***] to which such books and records pertain and Velaris shall be entitled to inspect such books and records at Paragon’s offices upon Velaris’s reasonable request.

5.5 Manner and Method of Payment. All cash payment amounts hereunder are expressed in U.S. dollars (USD) unless otherwise specified. Each payment shall be made by electronic funds transfer in immediately available funds to a bank and account designated in writing by Paragon, unless otherwise specified in writing by Paragon.

5.6 Tax. Each Party shall be responsible for paying its own respective taxes in connection with any activities that it performs and any payments that it receives under this Agreement. The Parties will commit [***] to provide each other with any tax forms that may be reasonably necessary in order for either Party to not pay or withhold tax or to pay or withhold tax at a reduced rate under an applicable income tax treaty.

5.7 Late Payments. In the event that any cash payment due for any undisputed amount under this Agreement is not made when due, then the cash payment shall accrue interest from the date due at a per annum rate equal to [***] above the then-current per annum prime rate reported by the Wall Street Journal (U.S., Western Edition) or, if lower, the maximum legal annual interest rate.

5.8 Equity Grants.

(a) Except as expressly agreed otherwise by the Parties in writing and subject to this Section 5.8, Velaris will grant to Paragon an initial warrant (the “Initial Warrant”) to purchase a number of Shares equal to 1.00% of the outstanding Shares as of the date of the grant, on a fully-diluted basis (“Fully-Diluted Basis”). For purposes of this Section 5.8, the number of shares outstanding on a Fully-Diluted Basis shall be calculated (x) assuming the exercise or

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conversion of all convertible non-voting preferred stock, stock options, pre-funded warrants, warrants, convertible notes and other convertible, exercisable or exchangeable securities or other instruments, whether not then vested, exercisable or convertible, and (y) including all Shares and all securities convertible into or exercisable or exchangeable for Shares that are to be issued or issuable in connection with any merger, acquisition, financing (including any private investment in public equity or other concurrent financing) or other transaction that, as of the date of the grant, has been publicly announced (including by press release or filing with the U.S. Securities and Exchange Commission) or is the subject of a definitive agreement that has been executed, in each case whether or not such transaction has been consummated as of the date of the grant and whether or not its consummation remains subject to the satisfaction of closing conditions, including stockholder or regulatory approvals. Without limiting the foregoing, in the case of a Reverse Merger (as defined below), the Fully-Diluted Basis shall include all Shares and securities to be issued or issuable in such Reverse Merger and in any financing contemplated by, or to be consummated concurrently with or as a condition to the closing of, such Reverse Merger, whether or not such financing has been separately announced or consummated as of the date of the grant. The exercise price of the Initial Warrant shall equal the fair market value of the underlying Shares on the date of the grant, which grant shall be made on the earliest to occur of the following dates (the “Initial Warrant Date”):

(i) in the case of a reverse merger transaction pursuant to which Velaris or any entity that directly or indirectly owns a majority of the equity securities of, or controls, Velaris (such entity, a “Velaris Parent”) first becomes a Reporting Company (a “Reverse Merger”), the date of the public announcement of such Reverse Merger if such Reverse Merger is not consummated at the same time as the execution of the definitive agreements for such Reverse Merger;

(ii) in the case of a Reverse Merger if such Reverse Merger is consummated at the same time as the execution of the definitive agreements for such Reverse Merger, the date that is one hundred twenty (120) days after the date of consummation of such Reverse Merger; or

(iii) the date that is one hundred twenty (120) days after the date when Velaris or Velaris Parent first becomes a Reporting Company, whether through the consummation of an initial public offering, reverse merger transaction, direct listing or otherwise.

(b) Except as expressly agreed otherwise by the Parties in writing and subject to this Section 5.8, Velaris will grant to Paragon a second warrant (the “Second Warrant”) to purchase a number of Shares equal to 1.00% of the outstanding Shares as of the date of the grant, on a Fully-Diluted Basis. The exercise price of the Second Warrant shall equal the fair market value of the underlying Shares on the date of the grant, which grant shall be made on the twelve (12) month anniversary of the Initial Warrant Date.

(c) In the event that Velaris Parent is or will be the Reporting Company, Paragon shall be entitled to receive the Initial Warrant and/or the Second Warrant from Velaris Parent and not Velaris by providing written notice thereof to Velaris.

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(d) The Initial Warrant and the Second Warrant will be exercisable for a period of ten (10) years following the date of the grant of each such warrant. The rights and obligations of this Section 5.8 shall survive in the event of expiration or any termination of this Agreement, other than in the case of a termination of this Agreement by Velaris pursuant to Section 9.2.

ARTICLE 6

INTELLECTUAL PROPERTY RIGHTS

6.1 Ownership.

(a) Background IP. As between the Parties, each Party will retain all right, title and interest in and to all of its Background IP.

(b) Ownership of Inventions. Subject to the rights and licenses granted to Velaris in this Agreement, as between the Parties, Paragon shall own all right, title and interest in and to all inventions, discoveries, sequences, data, results, analyses, conclusions, outcomes, information, documentation and reports, whether or not patentable, that are discovered, reduced to practice or generated under a Research Program, and all Intellectual Property Rights therein (collectively, the “Paragon Owned Technology”), irrespective of inventorship. Velaris agrees to assign and hereby assigns to Paragon all of Velaris’s right, title and interest in and to the Paragon Owned Technology. Velaris shall execute and deliver, and shall cause its Affiliates to execute and deliver, such additional documents, instruments, conveyances and assurances and take any such further actions as may be reasonably required to ensure that all right, title and interest in the Paragon Owned Technology is effectively assigned to and held by Paragon. Velaris and its Affiliates shall cause all of its and their employees and non-employee JDC members who, in each case, generated, conceived of or created any Paragon Owned Technology to assign without additional consideration all ownership rights in such Paragon Owned Technology to Paragon.

6.2 Patent Prosecution, Maintenance and Enforcement – Project Fusion Protein Patents.

(a) On a Research Program-by-Research Program basis, prior to execution of the License Agreement for a Research Program, Paragon shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain, enforce and defend any Project Fusion Protein Patents, and Velaris shall reasonably cooperate and assist Paragon in such preparation, filing, prosecution, maintenance and enforcement, at Paragon’s request. On a Research Program-by-Research Program basis, following execution of the License Agreement for a Research Program, (i) with respect to Project Fusion Protein Patents that have been filed prior to the execution of such License Agreement, the Parties’ respective rights relating to the preparation, filing, prosecution, maintenance and enforcement of such Project Fusion Protein Patents shall be as set forth therein and Velaris shall reimburse Paragon for any costs and expenses actually incurred by Paragon in the prosecution and maintenance of any such Project Fusion Protein Patents in accordance with the terms of such License Agreement, and (ii) with respect to Project Fusion Protein Patents that have not been filed prior to the execution of such License Agreement, (1) Paragon shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain and enforce such Project

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Fusion Protein Patents until the date on which the Final Deliverable for such Research Program is delivered to Velaris, and during such period Paragon shall provide Velaris with drafts of all proposed filings to any patent office with respect to such Project Fusion Protein Patents in reasonably adequate time before submission of such filings for Velaris’s review and comment, and (2) following the date on which the Final Deliverable for such Research Program is delivered to Velaris, the Parties’ respective rights relating to the preparation, filing, prosecution, maintenance and enforcement of such Project Fusion Protein Patents shall be as set forth in such License Agreement and Velaris shall reimburse Paragon for any costs and expenses actually incurred by Paragon in the prosecution and maintenance of any such Project Fusion Protein Patents in accordance with the terms of the License Agreement. Costs and expenses incurred by Paragon in preparing, filing, prosecuting, maintaining, enforcing and defending Project Fusion Protein Patents pursuant to this Section 6.2(a) (other than costs and expenses that are reimbursable pursuant to clauses (i) and (ii)(2) above) shall be Third Party Costs reimbursable by Velaris in accordance with Section 5.2.

(b) Velaris covenants and agrees that it will not file or prosecute any Patents Covering any Project Fusion Protein or Derived Fusion Protein or any component thereof (including without limitation any Project Fusion Protein Inventions) during the Term of this Agreement except as permitted under a License Agreement executed by both Parties with respect to a given Research Program.

6.3 Defense of Claims Brought by Third Parties. If a Party becomes aware of any actual or potential claim that the Development, Manufacture or Commercialization of any Project Fusion Protein, Derived Fusion Protein or Product infringes or in the future will infringe the Intellectual Property Rights of any Third Party, such Party will [***] notify the other Party. In any such instance, the Parties will [***] thereafter meet (which may be through the JDC) to discuss [***] the best response to such notice. Certain additional rights and obligations of the Parties with respect to any such claim will be set forth in the applicable License Agreement (to the extent applicable).

6.4 No Implied Licenses. Except as expressly set forth herein, no right or license under any Patents, Know-How or Intellectual Property Right of either Party is granted or shall be granted by implication hereunder. All such rights or licenses are or shall be granted only as expressly provided in this Agreement or the applicable License Agreement.

6.5 Paragon Data Use Rights. Notwithstanding anything to the contrary in this Agreement or any License Agreement, on a Research Program-by-Research Program basis, Paragon and its Affiliates retain the right to use all data and information generated by or on behalf of Paragon under a Research Program or the Letter Agreement, including data and information included in the Project Fusion Protein Technology and any learnings acquired as a result of the activities conducted under this Agreement and the License Agreement, for any and all purposes, provided, that if the Parties enter into a License Agreement for a Research Program, then such retained rights shall be subject to and limited by any restrictive covenants applicable to Paragon that are set forth in such License Agreement.

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ARTICLE 7

PROTECTION OF CONFIDENTIAL INFORMATION

7.1 Confidentiality. Except to the extent expressly authorized by this Agreement, the Receiving Party agrees that, during the Term and for [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than as expressly provided for in this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party may disclose Confidential Information of the Disclosing Party to those of the Receiving Party’s Representatives who have a need for such information; provided, that the Receiving Party shall advise such Representatives of the confidential nature thereof, shall ensure that each such Representative is bound in writing by obligations of confidentiality and non-use at least as stringent as those contained in this Agreement, and shall be responsible for the compliance of its Representatives with the terms of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its Representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party shall [***] notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party.

7.2 Exceptions. The Receiving Party’s obligations under Section 7.1 shall not apply to any Confidential Information of the Disclosing Party that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party; (c) is hereafter furnished to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party, without the aid, use or application of any Confidential Information of the Disclosing Party. Notwithstanding anything to the contrary in this Article 7, Paragon’s retention and use of data in accordance with Section 6.5 shall not constitute a breach of this Agreement.

7.3 Authorized Disclosure. Notwithstanding the provisions of this Article 7, the Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is:

(a) required by a valid order of a court or other governmental body of competent jurisdiction or as otherwise required by Applicable Law, rule, regulation (including securities laws and regulations), government requirement, or as may be required in connection with any filings made with, or by the disclosure policies of, a stock exchange; provided, that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, at the [***] request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law, rule or regulation required, or to obtain other confidential treatment of such Confidential Information; or

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(b) reasonably necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, in each case, in accordance with this Agreement.

7.4 No Requirement to Disclose Paragon Platform Technology. Notwithstanding anything to the contrary in this Agreement, Paragon will not be required to disclose any of the Paragon Platform Technology to Velaris other than as required to be included in the Deliverables.

7.5 Use of Names. Neither Party shall use the other Party’s name or trademarks in any advertising, sales, or promotional material or in any publication without the prior written consent of such other Party.

7.6 Confidentiality of this Agreement. This Agreement and its terms are considered Confidential Information of both Parties, and each Party shall keep confidential and shall not publish or otherwise disclose the terms of this Agreement without the prior written consent of the other Party, except as expressly permitted by Section 7.3 or Section 7.7, and except that either Party may disclose this Agreement and its terms to actual or potential investors, lenders, other financing sources, acquirors, merger partners, licensees and other strategic partners in connection with due diligence or similar investigations by such Third Parties or in confidential financing documents; provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Article 7 (provided, that the confidentiality term applicable to such Third Party may be shorter so long as it is commercially reasonable).

7.7 Publicity. Except to the extent required by Applicable Law or the rules of any stock exchange or listing agency, neither Party shall issue a press release announcing that they have entered into a Fusion Protein discovery partnership, without the other Party’s prior written consent, which shall not be unreasonably withheld.

ARTICLE 8

REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMER

8.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

(a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

(b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and

(c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not and will not conflict with any agreement, instrument, or understanding, oral or written, to which it is or may become a party or by which it may be or become bound.

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8.2 Paragon Representations, Warranties and Covenants. Paragon hereby represents, warrants and covenants to Velaris that:

(a) it will perform its activities under a Research Program with due care and in accordance with (i) Applicable Law, (ii) the terms and conditions contained herein and the applicable Research Plan, and (iii) generally prevailing industry standards;

(b) neither it nor any of its Affiliates have entered or will enter, directly or indirectly, into any contract or any other transaction with any Third Party or Affiliate that conflicts or derogates from its undertakings under this Agreement;

(c) it has the right, power and authority to use the Paragon Platform Technology in performance of the Research Plans and the performance of its obligations under this Agreement, in each case in accordance with the terms hereof;

(d) each Representative employed or engaged by Paragon or its Affiliate to conduct the activities under a Research Program has assigned and has executed an agreement assigning its entire right, title and interest in and to Project Fusion Protein Technology to Paragon;

(e) there are no claims, actions, or proceedings pending or threatened, nor are there any formal inquiries initiated or written notices received that may lead to the institution of any such legal proceedings, in each case (or in aggregate) against Paragon or its properties, assets or business, which would, individually or in the aggregate, have a material adverse effect on, or materially prevent, Paragon’s ability to perform under this Agreement or to grant the Option or other rights granted to Velaris under this Agreement; and

(f) none of Paragon, its Representatives, or any other person used by Paragon in the performance of this Agreement has been or is (i) debarred, convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the United States Federal Food Drug and Cosmetic Act, 21 U.S.C. § 335a, (ii) listed by any government or regulatory agencies as ineligible to participate in any Federal healthcare programs (as that term is defined in 42 U.S.C. 1320a-7b(f)) or government procurement or non-procurement programs, or excluded, debarred, suspended or otherwise made ineligible to participate in any such program, or (iii) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Paragon agrees to inform Velaris [***] if Paragon or any person who is performing activities on its behalf under the Agreement is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending or threatened.

8.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, DURABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

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ARTICLE 9

TERM AND TERMINATION

9.1 Term. The term of this Agreement (“Term”) shall commence on the Effective Date and, subject to earlier termination in accordance with this Article 9, shall continue on a Research Program-by-Research Program basis until the expiration or termination of the applicable Research Term and shall expire or terminate in its entirety upon the expiration or termination of the last Research Term.

9.2 Termination of Agreement for Material Breach. Each Party shall have the right to terminate this Agreement or a Research Program upon thirty (30) days’ prior written notice (or ten (10) days’ prior written notice in the case of a payment breach) to the other Party upon or after the material breach of any provision of this Agreement by the other Party if the breaching Party has not cured such breach by the end of such thirty (30) day period (or ten (10) day period in the case of a payment breach).

9.3 Termination for Convenience. Velaris shall have the right to terminate this Agreement in its entirety or any Research Program for any reason or no reason upon thirty (30) days’ prior written notice to Paragon; provided, that (a) Velaris will pay Paragon any unpaid fees due for Development Costs accrued prior to such effective termination date for any terminated Research Program, (b) Velaris will pay Paragon any non-cancellable obligations reasonably incurred by Paragon in connection with its activities under any terminated Research Program, as evidenced by Paragon’s records, and (c) if the Research Plan for any terminated Research Program includes CMC Activities, and if the aggregate amount of the CMC Monthly Fees paid by Velaris as of the effective date of termination for such Research Program is less than three-fourths (3/4) of the total CMC Fee, then Paragon will invoice Velaris for the difference between three-fourths (3/4) of the total CMC Fee and the aggregate amount of the CMC Monthly Fees paid by Velaris as of the effective date of termination, which shall be payable by Velaris on a non-refundable and non-creditable basis within [***] of receipt of an invoice in accordance with Section 5.5.

9.4 Termination for Delay. Paragon shall have the right to terminate this Agreement or a Research Program immediately upon written notice to Velaris if, as a result of any action or failure to act by Velaris or its Affiliates, such Research Program or all material activities under the applicable Research Plan are suspended, discontinued or otherwise delayed for a period of four (4) consecutive months.

9.5 Termination for a Bankruptcy Event. Each Party will have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to the other Party. “Bankruptcy Event” means the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against a Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section or chapter of the United States Bankruptcy Code, as amended, or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings, such proceedings have not been dismissed or discharged within [***] after they are instituted, (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by a Party of any involuntary debts as they mature, (c) the institution of any reorganization, arrangement or other readjustment of debt plan of a Party not involving the Bankruptcy Code, (d) the appointment of a receiver for all or substantially all of a Party’s assets, or (e) any corporate action taken by the board of directors of a Party in furtherance of any of the foregoing actions.

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9.6 Disposal of Confidential Information. In the event this Agreement in its entirety or any Research Program expires or is terminated and the Parties have not entered into a License Agreement with respect to any expired or terminated Research Program, each Party shall return to the other Party all Confidential Information of such other Party (including all copies thereof) in such Party’s possession related to such expired or terminated Research Program; provided, however, that each Party may retain one copy of such other Party’s Confidential Information in such Party’s secure archives for the sole purpose of monitoring compliance with its obligations hereunder or Applicable Law. Notwithstanding the foregoing, nothing in this Section 9.6 shall require Paragon or its Affiliates to return or destroy any data that Paragon may retain and use in accordance with Section 6.5.

9.7 Accrued Rights; Survival. The expiration or termination of this Agreement for any reason shall not release either Party from any liability or obligation that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement. In the event of expiration or any termination of this Agreement, the following provisions of this Agreement shall survive such expiration or termination in accordance with their respective terms and conditions: Article 5, Article 7, Article 10 and Article 11, as well as Sections 2.3, 4.5, 6.1, 6.2(a), 6.4, 6.5, 9.3, 9.6 and 9.7.

ARTICLE 10

INDEMNIFICATION; LIMITATION OF LIABILITY

10.1 By Velaris. Velaris hereby agrees to defend, indemnify, and hold harmless Paragon, its Affiliates and its or their Representatives (each, a “Paragon Indemnitee”) from and against any and all losses, damages, liabilities, expenses, and costs, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Paragon Indemnitee may become subject as a result of any claim, demand, action, or other proceeding by any Third Party (“Third Party Claim”) to the extent such Losses result from: (a) the negligence or willful misconduct of any Velaris Indemnitee in the performance of this Agreement; or (b) the material breach by any Velaris Indemnitee of this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Paragon Indemnitee or the material breach by Paragon of this Agreement, or where such Losses are subject to indemnification pursuant to Section 10.2 below.

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10.2 By Paragon. Paragon hereby agrees to defend, indemnify, and hold harmless Velaris, its Affiliates and their Representatives (each, a “Velaris Indemnitee”) from and against any and all Losses to which any Velaris Indemnitee may become subject as a result of any Third Party Claim to the extent such Losses result from: (a) the negligence or willful misconduct of any Paragon Indemnitee in the performance of this Agreement; or (b) the material breach by any Paragon Indemnitee of this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Velaris Indemnitee, the material breach by Velaris of this Agreement, or where such Losses are subject to indemnification pursuant to Section 10.1 above.

10.3 Indemnification Procedure. In connection with any Third Party Claim for which a Party (the “Indemnified Party”) seeks indemnification from another Party (the “Indemnifying Party”) pursuant to this Agreement, the Indemnified Party will: (a) give the Indemnifying Party [***] notice of the Third Party Claim; provided, however, that failure to provide such notice will not relieve the Indemnifying Party from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in connection with the defense and settlement of the Third Party Claim; and (c) permit the Indemnifying Party to control the defense and settlement of the Third Party Claim; provided, however, that the Indemnifying Party may not settle the Third Party Claim without the Indemnified Party’s prior written consent, which will not be unreasonably withheld or delayed, in the event that such settlement materially adversely impacts the Indemnified Party’s rights or obligations. Further, the Indemnified Party will have the right to participate (but not control) and be represented in any suit or action by advisory counsel of its selection and at its own expense.

10.4 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 7 OR FOR INDEMNIFICATION CLAIMS UNDER ARTICLE 10, IN NO EVENT SHALL EITHER PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH OTHER PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 11

MISCELLANEOUS

11.1 Independent Contractor Relationship. Paragon’s relationship with Velaris is that of an independent contractor, and nothing in this Agreement should be construed to create a partnership, joint venture or employer-employee relationship. Neither Party is an agent of the other Party or authorized to make any representation, contract or commitment on behalf of the other Party.

11.2 Force Majeure. Neither Party will be charged with any liability for delay or failure in performance of an obligation under this Agreement (other than any obligation to pay monies when due) to the extent such delay or failure is due to a cause beyond the reasonable control of the affected Party, such as war, riots, labor disturbances, epidemic, pandemic, fire, explosion, and compliance in good faith with any Applicable Law. The Party affected will give [***] notice to the other Party of the nature of the cause of any material delay or failure to perform, its

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anticipated duration and any action being taken to avoid or minimize the effect. The Party affected will use its diligent efforts to avoid or remove such causes of delay or failure to perform and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. The Party affected will give [***] notice to the other Party of such resumed performance. If any such failure or delay in a Party’s performance hereunder continues for more than [***], the other Party may terminate this Agreement upon written notice to the affected Party.

11.3 Entire Agreement; Amendment. This Agreement, together with all Exhibits attached hereto, constitutes the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes the Letter Agreement (solely with respect to Research Program 1 and Research Program 2) and all other prior and contemporaneous understandings and agreements relating to its subject matter; provided, that the Letter Agreement shall remain in full force and effect in accordance with its terms with respect to the research programs designated as “Research Program 3,” “Research Program 4” and “Research Program 5” thereunder, and nothing in this Agreement or any License Agreement shall restrict Paragon’s performance of, or either Party’s rights or obligations with respect to, any such research program. This Agreement (including its Exhibits) may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties.

11.4 Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

11.5 Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

11.6 Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent to an Affiliate or to its successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

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11.7 Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term relating to either Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement (but excluding any License Agreement Disputes or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights) (hereinafter, a “Dispute”). In the event of the occurrence of any Dispute, the Parties will follow the following procedures in an attempt to resolve the dispute or disagreement:

(a) The Party claiming that such a Dispute exists will give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the Dispute.

(b) The Dispute will be referred to the then Chief Executive Officer or Chief Operating Officer of Paragon and the then Chief Executive Officer or President of Velaris who will meet no later than [***] following the initial receipt of the Notice of Dispute and use reasonable efforts to resolve the Dispute.

(c) If, within [***] of initial receipt of the Notice of Dispute, the Dispute has not been resolved, or if, for any reason, the meeting described in Section 11.7(b) hereof has not been held within [***] of initial receipt of the Notice of Dispute, then the Parties agree that such Dispute will be finally resolved through binding arbitration to be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules, as specifically modified by the provisions of this Section 11.7(c). The arbitration will be conducted by a panel of three arbitrators. Within [***] after the initiation of the arbitration, each Party will nominate one person to act as arbitrator, and the two arbitrators so named will then jointly appoint the third arbitrator within [***] of their appointment, who will serve as chairman of the panel. All three arbitrators must be independent Third Parties having at least [***] of dispute resolution experience (which may include judicial experience) or legal or business experience in the biotech or pharmaceutical industry. If either Party fails to nominate its arbitrator, or if the arbitrators selected by the Parties cannot agree on a person to be named as chairman within such [***] period, JAMS will make the necessary appointments for such arbitrator(s) or the chairman. Once appointed by a Party, such Party will have no ex parte communication with its appointed arbitrator. The place of arbitration will be in Boston, Massachusetts or such other venue as the Parties may mutually agree. The arbitration proceedings and all communications with respect thereto will be in English. Any written evidence originally in another language will be submitted in English translation accompanied by the original or a true copy thereof. The arbitrators have the power to decide all matters in Dispute, including any questions of whether or not such matters are subject to arbitration hereunder. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof. The existence, content and results of any arbitration proceedings pursuant to this Section 11.7 will be deemed the Confidential Information of both Parties.

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(d) Nothing in this Section 11.7 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

(e) The Parties agree that any disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights (which, for clarity, excludes License Agreement Disputes) will be submitted to a court of competent jurisdiction in the country in which such Intellectual Property Rights were granted or arose; provided, however, that, in the case where such country is the United States, the sole jurisdiction and venue for all actions, suits and proceedings arising out of any such dispute shall be the federal courts located in Boston, Massachusetts, and each Party hereby (i) irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in the federal courts of Boston, Massachusetts, and (ii) agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.

11.9 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by internationally recognized express courier, by email, or by facsimile, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by express courier, the next Business Day the express courier regularly makes deliveries; or (c) if delivered by email, upon the date upon which the receipt of such email is confirmed by return email. Together with any notice provided by a Party to the other Party in accordance with this Section 11.9, the Party shall send a copy of such notice by email to such other Party.

If to Paragon:	Paragon Laboratories, Inc. 221 Crescent Street Building 23, Suite 105 Waltham, MA 02453 Attn: [***] Email: [***]

If to Velaris:	Velaris Therapeutics, Inc. 221 Crescent Street Building 23, Suite 105 Waltham MA 02453 Attn: [***] Email: [***]

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11.10 Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity shall be construed to include such person’s or entity’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “or”. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement or have any effect on its interpretation or construction. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language. To the extent there is any inconsistency or conflict between the terms and conditions of this Agreement and any Research Plan, the terms and conditions of this Agreement will prevail.

11.11 No Third-Party Rights. The provisions of this Agreement are for the exclusive benefit of the Parties and their successors and permitted assigns, and no other person shall have any right or claim against either Party by reason of these provisions or be entitled to enforce any of these provisions against either Party.

11.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

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11.13 Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.

11.14 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

11.15 Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to both Parties hereto and not in favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement.

11.16 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

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IN WITNESS WHEREOF, the Parties hereto have executed this Fusion Protein Discovery and Option Agreement on the Effective Date.

PARAGON LABORATORIES, INC.		VELARIS THERAPEUTICS, INC.

By:	/s/ Dan Mulreany	By:	/s/ Michael Henderson
Name:	Dan Mulreany	Name:	Michael Henderson
Title:	Chief Financial & Business Officer	Title:	President

[Signature Page to Fusion Protein Discovery and Option Agreement]